Exhibit 107

Calculation of Filing Fee Table

S-1

(Form Type)

Scorpius Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)(2)		Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Equity	Units, consisting of	Rule 457(o)	-	-	$6,900,000	(4)	$0.00014760	$1,018.34
	common stock, par value $0.0002 per share and common warrants
Equity	Pre-Funded Units consisting of Pre-Funded Warrants to purchase shares of common stock and common warrants(5)	Rule 457(i)	-	-	Included above		-	-
Equity	Common stock issuable upon exercise of the Pre-Funded Warrant	Rule 457(i)	-	-	Included above		-	-
Equity	Common Warrants to purchase shares of common stock(5)	Rule 457(i)	-	-	Included above		-	-
Equity	Common stock issuable upon exercise of the Warrant	Rule 457(o)	-	-	$6,900,000(4)		$0.00014760	$1,018.34

Total Offering Amounts					$13,800,000			$2,036.88
Total Fees Previously Paid								1,697.40
Total Fee Offsets								-
Net Fee Due								$339.48

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of common stock which become issuable by reason of any share dividend, share split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of common stock outstanding.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum offering price.
(4)	Includes additional shares of common stock that may be issued in connection with the exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(5)	No separate registration fee required pursuant to Rule 457 under the Securities Act.